Exhibit 10.4




                               ALLIANCE AGREEMENT

                                     BETWEEN

                                 QUICKFLOW, S.A.

                                       AND

                       SAHARA PETROLEUM EXPLORATION CORP.















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This ALLIANCE  AGREEMENT ("the  Agreement") made as of the 9th day of March 2005 between Quickflow, S.A. ("QUICKFLOW") a Corporation organized under the laws of Spain with offices at Avda. Diagonal, 357, 2(degree) 08037-Barcelona Spain and Sahara Petroleum Exploration Corp., a subsidiary of Global Environmental Energy Corp, (NASDAQ OTC:BB GEECF) (SAHARA) PO Box N-8303 Nassau Bahamas, each hereinafter a "PARTY" and collectively referred to as "PARTIES."

PREAMBLE

A. QUICKFLOW is a Spanish company that has developed a specific oil and gas exploration and development opportunity in Africa.

B.   SAHARA is an oil and gas exploration and development company.

C. SAHARA is forming and leading a consortium hereinafter the "CONSORTIUM" to develop QUICKFLOW's oil and gas exploration and development opportunity in Africa.

D. SAHARA is contracting for the services of VETRA to assist SAHARA in forming and operating the CONSORTIUM a copy of the agreement between VETRA and SAHARA will be appended hereto.

WHEREAS

a). SAHARA hereby contracts with QUICKFLOW to establish and lead the CONSORTIUM and thereby provide for the development and commercialization of the oil and gas exploration and development opportunity in Africa.

b). SAHARA hereby agrees to include in the CONSORTIUM a suitable oil and gas production partner who is currently producing at least 100,000 barrels of oil per day and whose qualification and participation has been approved according to the conditions mandated by QUICKFLOW to QUICKFLOW's agent for this project.


c). QUICKFLOW and SAHARA have agreed to proceed on either of two investment models for the SAHARA led CONSORTIUM's involvement:

i) QUICKFLOW will fund 100% of the oil and gas exploration and development opportunity and retain 80% of the equity in same, with 20% of the equity passing to the SAHARA led CONSORTIUM.
ii) The SAHARA led CONSORTIUM will fund 100% of the oil and gas exploration and development opportunity and attain 50% of the equity in same, with 50% of the equity remaining with QUICKFLOW

d). QUICKFLOW hereby contracts with SAHARA to provide all information, maps, data and contacts on the oil and gas exploration and development opportunity in Africa to SAHARA within 30 days of the date of the acceptance by the oil company of the conditions established in this agreement and according to the conditions mandated by QUICKFLOW to QUICKFLOW's agent for this project.

e). This Alliance Agreement shall be deemed to incorporate the provisions of and appendices hereto as if set out in extenso, and any subsequent appendix mutually agreed to by the Parties in writing.

f). QUICKFLOW hereby grants SAHARA exclusivity to this oil and gas exploration and development opportunity in Africa for a period of 90 days from the date hereto for the purposes of establishing this CONSORTIUM.

g). QUICKFLOW hereby agrees that any suitable oil company notified to QUICKFLOW by SAHARA and accepted by QUICKFLOW within the 90 day period is agreed to have been a SAHARA introduction and is thereby bound by the terms of this agreement.

h). This Agreement is subject to approval by Board of Directors of QUICKFLOW and SAHARA. This Agreement may be modified from time to time in whole or in part by mutual consent in writing by both Parties.

i). The parties agree that this Alliance Agreement will form the basis of a to be agreed upon Exploration and Production agreement.

     In consideration of the foregoing premises and subject to the terms and provisions set forth below and intending to be legally bound, the Parties agree as follows:


1.0.     PROJECT DEFINED.

     SAHARA shall undertake the formation and management of the CONSORTIUM pursuant to QUICKFLOW's guidelines for same. SAHARA's responsibilities shall initially be as follows:

     To establish and manage the CONSORTIUM, including agreeing financial terms and conditions for the operation of same to allow for the exploration and development of the oil and gas opportunity,

2.0. APPENDICES

     2.01.The Parties have as of the date of this Agreement executed the appendices.

     2.02. The appendices will provide generally terms as set out below.

     2.03.QUICKFLOW shall provide all relevant information required by SAHARA so that SAHARA can successfully meet SAHARA's obligations under the terms and conditions of this Agreement.

     2.04.SAHARA will contract with VETRA for expert advice, consultancy services and potential equity participation. VETRA is an oil company with a substantial capacity to provide technical assistance in all areas of the energy business. (www.vetragroup.com).

     2.05.SAHARA will as of the date of this agreement elect the following persons to the advisory board of SAHARA: Humberto Calderon Berti, Karl Mazeika with alternates, Alfredo Gruber, Iker Anzola.

3.0. Allocation of Costs.

     Each Party shall bear its own costs associated with preparation and execution of this Agreement.

4.0. Compliance With Law

     Each Party hereby represents and warrants to the other that it and its respective activities in connection with the Agreement are in accordance with all applicable laws, regulations and other requirements of all state and Federal governmental authorities and all political subdivisions and agencies thereof, and of any applicable foreign governmental authority and all political subdivisions and agencies thereof. The Parties agree that this agreement shall be governed by and construed and enforced in accordance with the laws of the Canton of Geneva, Switzerland.

5.0 Interference.

     5.1 No Party will knowingly interfere with any negotiation, arrangement or prospective business relationships then in process of being developed by any Party. Furthermore, no Party will at any time during the term of this Agreement and for a minimum of six (6) months after termination enter into any agreement or arrangement with any other person or entity which would infringe upon the rights or the interests of any Party as provided for in this Agreement.

6.0. Duration

     The Agreement will become effective upon execution by the Parties and shall continue in effect for five (5) years (Primary Term) or until such time as the oil and gas opportunity is fully commercialized.

7.0 Confidentiality

     7.1. Each Party shall keep in strict confidence all financial, commercial and technical information belonging to any Party or which was developed by any Party relative to the opportunity (the "Confidential Information"). No Party shall at any time disclose Confidential Information to any third party. SAHARA hereby agrees never to directly or indirectly disclose or use or even to "tacitly imply", or assist anyone else in disclosing or using such trade secrets to any person or entity other than as authorized by the parties for a period of five
          (5) years from the date hereof. SAHARA will not without written consent from QUICKFLOW, divulge, disclose or make accessible to any person the confidential business information of QUICKFLOW. A Party receiving any governmental or judicial directive or order requiring it to disclose, release or produce Confidential Information to a third party shall immediately notify all other Parties by the quickest available means of communication of the existence of any such governmental or judicial directive or order pursuant to the notice provisions of this Agreement. Failure of the Party receiving any such governmental or judicial directive or order to notify the other Parties to this Agreement of the existence of same by the quickest immediate means of communication, shall constitute grounds for the declaration of an immediate default under the terms of this Agreement.

     7.2. Each Party accepts and agrees that the principal point of contact for SAHARA is SAHARA's President & Chief Executive Officer, Dr. CA McCormack. All contact, discussions or negotiations between QUICKFLOW and SAHARA will be with Dr. CA McCormack or with those persons authorized by Dr. CA McCormack in writing. All contact with McCormack in his individual capacity shall be with McCormack or persons designated by McCormack in writing as representatives of McCormack.

     7.3. The Parties recognize and accept that any oil company presented to QUICKFLOW by SAHARA and accepted by QUICKFLOW during the term of this agreement is to be viewed as bound and construed by this agreement, and therefore cannot contract directly with QUICKFLOW on this oil and gas exploration and development opportunity.

8.0. Dispute Resolution

     All disputes among the parties which cannot be settled amicably after negotiation by the Parties within a period of ten (10) days (subject to extension by mutual written agreement) shall be settled under the Commercial Arbitration Rules of the Geneva Chamber of Commerce, Geneva, Switzerland, current at the time of dispute, by three (3) arbitrators appointed in accordance with those rules. The place of arbitration shall be the Canton of Geneva, Switzerland, and the language of the proceeding shall be French. The decision of the arbitrators shall be final and enforceable through any court.

9.0. Language

     This Agreement, any modifications thereto, all correspondence and other documents relevant to this Agreement or the undertakings related to the Agreement shall be in English.

10.0. Modifications and Additional Appendices.

     The Parties agree that appendices may be modified or additional appendices may be added to this Agreement by mutual consent of the Parties in writing.

11.0 Miscellaneous

     11.1 Failure of any Party to comply with any requirement, term or condition of this Agreement shall constitute and be deemed sufficient grounds for the termination of the Agreement by another Party.

     11.2 No Party shall be liable for any claim or demand from another Party for anything already done or formed or for any other matter or thing whatsoever in connection with this Agreement or any appendix, or for anything done or formed or for any other matter or thing whatsoever in connection with the undertakings called for by this Agreement or the appendices, in the event that this Agreement or any of the appendices are not executed by any Party.

     11.3 In the event of default QUICKFLOW or SAHARA may take any remedial step afforded by law or in equity or provided by this Agreement with all costs of any such remedy to be met or satisfied in full by the defaulting Party. No remedy is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to any other remedy given by law or in equity or this Agreement.

     11.4 If any Party to this Agreement withdraws from this Agreement without cause, the remaining Parties shall be able to claim against the withdrawing Party the actual damages and penalties those Parties have or may reasonably incur as the result of such withdrawal.

     11.5 Notwithstanding anything to the contrary herein, or elsewhere agreed to, neither party shall be liable for any consequential, secondary and/or indirect damages, costs or losses caused by or arising out of the other parties undertakings which do cause damages, costs or loss or threat thereof to the other party.

     11.6 No Party shall commit any other Party to any other agreement or undertaking unless done with mutual written consent of all Parties. Nothing in this Agreement or the undertakings connected therewith shall be construed to create or constitute a partnership, agency or similar relationship or create joint and several liability on the part of the Parties.

     11.7 The execution and delivery of the Agreement, and any appendices and all other required documents and instruments is and will be conditioned upon each Party obtaining all necessary authorizations and approvals, unless said authorizations and approvals have been represented by that Party to have been obtained or exist at the execution of this Agreement.

12.0. Documentation, Records, Audit.

     12.1 When requested by SAHARA, QUICKFLOW shall provide copies of all documents concerning SAHARA's involvement in the project.

13.0 Warranties, Representations and Covenant

     The Parties warrant, represent, and covenant as follows:

     a. Capabilities: SAHARA has the capability, experience, and means required to perform the services contemplated by this Agreement. All services and undertakings will be performed using personnel, equipment, and material qualified and/or suitable for the services and undertakings required or as otherwise requested.

     b. Performance of Services and Undertakings: QUICKFLOW acknowledges that the scheduling of SAHARA's services and undertakings is critical to SAHARA. Accordingly, QUICKFLOW shall insure that available information, maps introductions and data that is necessary to fulfill SAHARA's services and undertakings is present and will be continually available at all times to SAHARA.

     c. Notice of Violations: The Parties shall notify each other (i) if either party is served with notice of significant violation of any law, regulation, permit or license which relates to its services and undertakings hereunder; (ii) proceedings are commenced which could lead to revocation of permits or licenses which relate to such services; (iii) permits, licenses, or other governmental authorizations relating to such services or undertakings are revoked;
          (iv) litigation is commenced against either party which could affect such services or undertakings. Upon service of any such notice, commencement of proceedings or revocation, the noticed party shall immediately notify the other party by the quickest available means of communications of the service of any such notice, commencement of proceedings or revocation according to the notice provisions of this Agreement. The failure of either party to undertake the foregoing required notifications shall constitute grounds for the declaration of an immediate default under the terms of this Agreement.

14.0. Force Majeure.

     14.1.No Party  shall be deemed in default of this  Agreement  or any action hereunder to the extent that any delay or failure in the performance of its obligations (other than the payment of money) results, without its fault or negligence, from any cause beyond its reasonable control, such as but not limited to acts of nature, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, adverse weather conditions, strikes, changes in laws, statutes, regulations or ordinances, and ministerial actions or omissions by regulatory authorities or their representatives, unless such omission or action shall have been caused or contributed to by the responsible party hereunder. If any such force majeure condition occurs and continues for a period of more than fourteen (14) days, then the Party experiencing such condition shall give immediate written notice to all other Parties which may then elect to: (1) terminate the affected service or undertaking or any part thereof, or (2) suspend the affected service or undertaking or any part thereof for the duration of the force majeure condition and resume performance once the force majeure condition ceases. Unless written notice is given within thirty (30) days after being notified of the force majeure conditions, the other Parties shall be deemed to have elected option 2 as outlined in this section 14.1.

15.0. Consequential Damages.

     15.1.No  Party  shall  be  liable  to any  other  Party  for any  indirect, incidental, special or consequential damages (including loss of anticipated profits, business interruption, good will or other economic or commercial loss) arising out of the undertakings called for by this Agreement or any appendices.

16.0. Entire Agreement.

     16.1.The terms and conditions set forth herein constitute the entire understanding of the Parties.

IN WITNESS WHEREOF, each of the undersigned Parties has caused this Alliance Agreement to be executed and delivered by its duly authorized officer on the date first written above.

FOR QUICKFLOW
Mr Regina Calvo Ferret
President,
QUICKFLOW SA
for and on behalf of QUICKFLOW SA

BY:   /s/Regina Calvo Ferret                dated  March 9, 2005
    ---------------------------------------       --------------

FOR SAHARA
Dr. CA McCormack
Chairman & President
Sahara Petroleum Exploration Corp
For and on behalf of Sahara Petroleum Exploration Corp

BY:   /s/Dr. CA McCormack                   dated  March 9, 2005
    ---------------------------------------       --------------

Witness
Mr Karl Mazeika
VETRA.

BY:   /s/Karl Mazeika                       dated  March 9, 2005
    ---------------------------------------       --------------





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